UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 12, 2016

VERTEX ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-11476	94-3439569
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1331 Gemini Street

Suite 250

Houston, Texas 77058

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (866) 660-8156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information and disclosures included in “Item 1.01. Entry into a Material Definitive Agreement” of the Current Report on Form 8-K filed by Vertex Energy, Inc. (the “Company”, “we” and “us”) on May 10, 2016 (the “Prior Form 8-K”), are incorporated by reference into this Item 1.01 in their entirety.

Item 3.02. Unregistered Sales of Equity Securities.

On May 13, 2016, we closed the transactions contemplated by the May 10, 2016 Unit Purchase Agreement (the “Purchase Agreement”) entered into with certain accredited investors (the “Investors”), pursuant to which the Company sold to the Investors an aggregate of 12,403,683 units (the “Units”), each consisting of (i) one share of Series B1 Preferred Stock of the Company, $0.001 par value per share (the “Series B1 Preferred Stock”) and (ii) one warrant to purchase one-quarter of a share of common stock of the Company, $0.001 par value per share, totaling an aggregate of warrants to purchase 3,100,926 shares of common stock (each a “Warrant” and collectively, the “Warrants”). The Units were sold at a price of $1.56 per Unit (the “Unit Price”) (a 2.6% premium to the closing bid price of the Company’s common stock on the NASDAQ Capital Market on the date the Purchase Agreement was entered into which was $1.52 per share (the “Closing Bid Price”)). The Warrants have an exercise price of $1.53 per share ($0.01 above the Closing Bid Price), are exercisable beginning 185 days after the date of the closing of the Offering, have a term of 5.5 years and have cashless exercise rights to the extent the shares of common stock issuable upon exercise of the Warrants are not registered with the Securities and Exchange Commission. Total gross proceeds from the offering of the Units (the “Offering”) was $19,349,740.

A total of $18,649,738 of the securities sold in the Offering came from investors who participated in the Company’s prior June 2015 offering of Series B Preferred Stock and warrants to purchase shares of common stock. A total of 60% of the funds received from such investors were used to immediately repurchase such investors’ Series B Preferred Stock. As a result, a total of $11,189,838 of the proceeds raised in the Offering were used to immediately repurchase and retire 3,575,070 shares of Series B Preferred Stock (provided that certain certificates representing shares of Series B Preferred Stock held by the holders thereof had not been delivered as of closing and won’t be officially cancelled in the books and records of the Company until physically delivered, which the Company anticipates occurring in the next week) and pay accrued interest on such repurchased shares through the closing date (the “Repurchases”), leaving net proceeds of $7.5 million, after deducting placement agent’s fees, described below and offering expenses. Of these net proceeds, $800,000 will be used to pay amounts owed to the Company’s senior lender as discussed in the Prior Form 8-K, and the remaining proceeds will be used for working capital purposes and potential acquisitions.

Craig-Hallum Capital Group LLC (the “Placement Agent”) acted as exclusive placement agent in connection with the Offering. The Placement Agent received a fee equal to 6.5% of the net proceeds from the Offering after affecting the Repurchases described above, equal to $530,387, plus expenses totaling $75,000.

The Company’s Chief Executive Officer and Chairman, Benjamin P. Cowart and the Company’s Chief Financial Officer and Secretary, Chris Carlson, each purchased 32,052 Units ($50,000 of Units) in the Offering and in connection with such purchases were issued 32,052 shares of Series B1 Preferred Stock and warrants to purchase 8,013 shares of common stock.

The foregoing summary of the Purchase Agreement and Warrants are qualified in their entirety by reference to the full text of the Form of Purchase Agreement and Form of Warrant, which are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

The Units (including the shares of Series B1 Preferred Stock and the Warrants) were offered and sold to the Investors under the Purchase Agreement in transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) thereof and Rule 506(b) of Regulation D of the Securities Act. Each of the Investors represented that it is an accredited investor within the meaning of Rule 501(a) of Regulation D, and acquired the Units for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The Units were offered without any general solicitation by the Company or its representatives. The Units were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. Neither this Current Report on Form 8-K, nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy Units or other securities of the Company.

In the event of the complete conversion of the shares of Series B1 Preferred Stock sold in the Offering (and not including the issuance of any shares of common stock or if applicable payment-in-kind shares of Series B1 Preferred Stock issued in connection with accrued dividends due under the terms of the Series B Preferred Stock) and disregarding any conversion limitations set forth in the Designation (or otherwise agreed between the parties), a total of 12,403,683 shares of common stock would be issuable to the holders. In the event the Warrants were exercised in full and disregarding any conversion limitations set forth in the Warrants (or otherwise agreed between the parties), a total of 3,575,070 shares of common stock would be issuable to the holders.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent that the liquidation preference and/or redemption rights of the Series B1 Preferred Stock, as described in greater detail under Item 3.03 below, represents a direct financial obligation of the Company as defined in Item 2.03 of Form 8-K, the information regarding the liquidation preference and redemption rights of the Series B1 Preferred Stock as described in Item 3.03 below is incorporated by reference in this Item 2.03.

Item 3.03 Material Modification to Rights of Security Holders.

Amended and Restated Certificate of Designation of Series B Preferred Stock

As a required condition to closing the Offering, the holders of the Company’s Series B Preferred Stock agreed to amend the Certificate of Designation of the Company’s Series B Preferred Stock to: (a) provide that the Series B Preferred Stock ranks equally with the Series B1 Preferred Stock upon liquidation and redemption; (b) clarify that each holder of Series B Preferred Stock is limited to voting the lesser of (i) 9.99% of the Company’s common stock then outstanding; and (ii) such number of voting shares of the Company, if any, that, when added together with the other voting securities of the Company beneficially owned (as calculated pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended) by such holder, totals 9.99% of the Company’s then outstanding common stock; and (c) allow for the Repurchases. The amended designation was filed with the Secretary of State of Nevada on May 12, 2016.

A copy of the Amended and Restated Certificate of Designation of Vertex Energy, Inc. Establishing the Designation, Preferences, Limitations and Relative Rights of Its Series B Preferred Stock, filed with the Secretary of State of Nevada on May 12, 2016 is filed herewith as Exhibit 3.1 and incorporated by reference in this Item 3.03 in its entirety.

Amended and Restated Certificate of Designation of Series C Convertible Preferred Stock

As a required condition to closing the Offering, the holder of the Company’s Series C Convertible Preferred Stock agreed to amend the Certificate of Designation of the Company’s Series C Convertible Preferred Stock to provide that the Series B1 Preferred Stock ranked senior to the Series C Preferred Stock upon liquidation. The amended designation was filed with the Secretary of State of Nevada on May 12, 2016.

A copy of the Amended and Restated Certificate of Designation of Vertex Energy, Inc. Establishing the Designation, Preferences, Limitations and Relative Rights of Its Series C Convertible Preferred Stock, filed with the Secretary of State of Nevada on May 12, 2016 is filed herewith as Exhibit 3.2 and incorporated by reference in this Item 3.03 in its entirety.

Certificate of Designation of Series B1 Preferred Stock

The Series B1 Preferred Stock is subject to the terms and conditions and has the rights and preferences set forth in the Certificate of Designation of Vertex Energy, Inc. Establishing the Designation, Preferences, Limitations and Relative Rights of Its Series B1 Preferred Stock (the “Designation”), which was filed with the Secretary of State of Nevada on May 12, 2016. The Series B1 Preferred Stock accrues a dividend, payable quarterly in arrears (based on calendar quarters), in the amount of 6% per annum of the original issuance price of the Series B1 Preferred Stock ($1.56 per share or $19.3 million in aggregate), provided that such dividend increases to 9% if the Consolidated Adjusted EBITDA (defined below) targets described below are not met during the periods indicated below during 2016-2017, until the earlier of (a) the date the next target is met, or (b) June 30, 2018. “Consolidated Adjusted EBITDA” means the Company’s operating income, plus (i) share-based compensation expense, (ii) depreciation and amortization, (iii) goodwill impairment charges, (iv) acquisition related expenses, (v) nonrecurring restructuring charges, and (vi) other non-cash expenses or one-time items, all as calculated in accordance with United States generally accepted accounting principles, as consistently applied by the Company.

The Consolidated Adjusted EBIDTA targets are as follows:

Measurement Period	Consolidated Adjusted EBITDA
For the six months ending December 31, 2016	Negative $1,000,000
For the three months ending March 31, 2017	$1,000,000
For the six months ending June 30, 2017	$3,500,000
For the nine months ending September 30, 2017	$5,500,000
For the twelve months ending December 31, 2017	$7,500,000

The dividend is payable by the Company, at the Company’s election, in registered common stock of the Company (if available) or cash, subject to the terms of the Company’s senior loan documents. In the event dividends are paid in registered common stock of the Company, the number of shares payable will be calculated by dividing (a) the accrued dividend by (b) 90% of the arithmetic average of the volume weighted average price (VWAP) of the Company’s common stock for the 10 trading days immediately prior to the applicable date of determination (the “Dividend Stock Payment Price”). Notwithstanding the foregoing, in no event may the Company pay dividends in common stock unless the applicable Dividend Stock Payment Price is above the Closing Bid Price. If the Company is prohibited from paying the dividend in cash (due to contractual senior credit agreements or other restrictions) or is unable to pay the dividend in registered common stock, the dividend will be paid in-kind in additional shares of Series B1 Preferred Stock shares based on the original Unit Price.

The Series B1 Preferred Stock includes a liquidation preference (in the amount of the Unit Price) which is junior to the Company’s Series A Preferred Stock, ranks senior to the Company’s Series C Preferred Stock and ranks equally with the Series B Preferred Stock. The Series B1 Preferred Stock also ranks junior to the Company’s credit facilities and other debt holders as provided in further detail in the Designation.

The Series B1 Preferred Stock prohibits us from (i) increasing or decreasing (other than by redemption or conversion (as described in the Designation)) the total number of authorized shares of Series B1 Preferred Stock (except to the extent required to issue payment-in-kind shares); (ii) re-issuing any shares of Series B1 Preferred Stock converted or redeemed; (iii) creating, or authorizing the creation of, or issuing or obligating the Company to issue shares of, any class or series of capital stock unless the same ranks junior to (and not pari passu with) the Series B1 Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends and rights of redemption, or increase the authorized number of shares of any additional class or series of capital stock unless the same ranks junior to (and not pari passu with) the Series B1 Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends and rights of redemption; (iv) issuing, incurring or obligating the Company to issue or incur any indebtedness that is convertible into, or exchangeable for, any equity security of the Company or instruments derivative of any equity security of the Company; (v) granting any rights to require a mandatory repurchase, retirement or redemption by the Company of any of the Company’s equity securities or instruments derivative of its equity securities on or prior to June 24, 2020, or issuing, incurring or obligating the Company to issue or incur, any indebtedness with a maturity date on or prior to June 24, 2020, that is convertible into, or exchangeable for, equity securities or instruments derivative of the Company’s equity securities; (vi) effecting an exchange, reclassification, or cancellation of all or a part of the Series B1 Preferred Stock (except pursuant to the terms of the Designation); (vii) effecting an exchange, or creating a right of exchange, of all or part of the shares of another class of shares into shares of Series B1 Preferred Stock; (viii) issuing any shares of Series B1 Preferred Stock other than pursuant to the Purchase Agreement or as payment-in-kind shares; (ix) altering or changing the rights, preferences or privileges of the Series B1 Preferred Stock so as to affect adversely the shares of such series; or (x) amending or waiving any provision of the Company’s Articles of Incorporation or Bylaws relative to the Series B1 Preferred Stock so as to affect adversely the shares of Series B1 Preferred Stock in any material respect as compared to holders of other series, in each case without the prior written consent of holders of Series B1 Preferred Stock holding a majority of the then outstanding shares of Series B1 Preferred Stock.

The Series B1 Preferred Stock (including accrued and unpaid dividends) is convertible into shares of the Company’s common stock at the holder’s option at any time after closing at the Unit Price (initially a one-for-one basis). If the Company’s common stock trades at or above $3.90 per share (250% of the Unit Price) for a period of 20 consecutive trading days at any time following the earlier of (a) the effective date of the resale registration statement (described below), or (b) six months after the closing of the Offering, the Company may at such time force conversion of the Series B1 Preferred Stock (including accrued and unpaid dividends) into common stock of the Company.

The Series B1 Preferred Stock votes together with the common stock on an as-converted basis, provided that each holder’s voting rights are subject to and limited by the Beneficial Ownership Limitation described below.

The Company has the option to redeem the outstanding shares of Series B1 Preferred Stock at 110% of the Unit Price plus any accrued and unpaid dividends on such Series B1 Preferred Stock redeemed, at any time beginning on June 20, 2017 (the two year anniversary of the closing of the Company’s June 2015 offering of Series B Preferred Stock) and the Company is required to redeem the Series B1 Preferred Stock at the Unit Price plus any accrued and unpaid dividends on June 24, 2020 (the five year anniversary of the closing of the Company’s June 2015 offering of Series B Preferred Stock). Notwithstanding either of the foregoing, the Series B1 Preferred Stock may not be redeemed unless and until amounts outstanding under the Credit Agreement have been paid in full.

Both the Series B1 Preferred Stock and the Warrants contain a provision prohibiting the conversion of the Series B1 Preferred Stock and the exercise of the Warrants into common stock of the Company, if upon such conversion or exercise, as applicable, the holder thereof would beneficially own more than 9.999% of the Company’s then outstanding common stock (the “Beneficial Ownership Limitation”). The Beneficial Ownership Limitation does not apply to forced conversions undertaken by the Company pursuant to the terms of the Designation (summarized above). The Beneficial Ownership Limitation also applies to the voting rights of the Series B1 Preferred Stock. Certain of the investors also agreed to contractually reduce the Beneficial Ownership Limitation to 4.999%.

The foregoing summary of the Designation is qualified in its entirety by reference to the full text of the Designation, which is filed herewith as Exhibit 3.3, and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As described above in Item 3.03, which information is incorporated herein by reference, on May 12, 2016, we filed (a) an Amended and Restated Certificate of Designation of Vertex Energy, Inc. Establishing the Designation, Preferences, Limitations and Relative Rights of Its Series B Preferred Stock, filed with the Secretary of State of Nevada; (b) an Amended and Restated Certificate of Designation of Vertex Energy, Inc. Establishing the Designation, Preferences, Limitations and Relative Rights of Its Series C Convertible Preferred Stock, filed with the Secretary of State of Nevada; and (c) a Certificate of Designation of Vertex Energy, Inc. Establishing the Designation, Preferences, Limitations and Relative Rights of Its Series B1 Preferred Stock, filed with the Secretary of State of Nevada.

Item 7.01 Regulation FD Disclosure.

A copy of the Company’s press release announcing the closing of the Offering is furnished herewith as Exhibit 99.1.

The information in Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
3.1*	Amended and Restated Certificate of Designation of Vertex Energy, Inc. Establishing the Designation, Preferences, Limitations and Relative Rights of Its Series B Preferred Stock, filed with the Secretary of State of Nevada on May 12, 2016
3.2*	Amended and Restated Certificate of Designation of Vertex Energy, Inc. Establishing the Designation, Preferences, Limitations and Relative Rights of Its Series C Convertible Preferred Stock, filed with the Secretary of State of Nevada on May 12, 2016
3.3*	Certificate of Designation of Vertex Energy, Inc. Establishing the Designation, Preferences, Limitations and Relative Rights of Its Series B1 Preferred Stock, filed with the Secretary of State of Nevada on May 12, 2016
10.1	Form of Unit Purchase Agreement dated May 10, 2016 by and between Vertex Energy, Inc. and the purchasers named therein (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 10, 2016, and incorporated herein by reference)
10.2*	Form of Warrant
99.1**	Press release dated May 13, 2016

* Filed herewith.

 ** Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

VERTEX ENERGY, INC.

Date: May 13, 2016	By:	/s/ Chris Carlson
Chris Carlson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1*	Amended and Restated Certificate of Designation of Vertex Energy, Inc. Establishing the Designation, Preferences, Limitations and Relative Rights of Its Series B Preferred Stock, filed with the Secretary of State of Nevada on May 12, 2016
3.2*	Amended and Restated Certificate of Designation of Vertex Energy, Inc. Establishing the Designation, Preferences, Limitations and Relative Rights of Its Series C Convertible Preferred Stock, filed with the Secretary of State of Nevada on May 12, 2016
3.3*	Certificate of Designation of Vertex Energy, Inc. Establishing the Designation, Preferences, Limitations and Relative Rights of Its Series B1 Preferred Stock, filed with the Secretary of State of Nevada on May 12, 2016
10.1	Form of Unit Purchase Agreement dated May 10, 2016 by and between Vertex Energy, Inc. and the purchasers named therein (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 10, 2016, and incorporated herein by reference)
10.2*	Form of Warrant
99.1**	Press release dated May 13, 2016

* Filed herewith.

 ** Furnished herewith.